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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Kronos International, Inc. and Subsidiaries, of our reports dated May 9, 2002 relating to the financial statements and financial statement schedule of Kronos International, Inc. and Subsidiaries, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Houston, Texas
September 20, 2002